                                                                    EXHIBIT 10.9


     ***** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                       OPERATIONAL ASSISTANCE AGREEMENT
                       --------------------------------

     THIS AGREEMENT, made as of the 7th day of June, 1999, is by and between DIRECTV, Inc. ("DIRECTV"), having its principal offices at 2230 E. Imperial Hwy., El Segundo, CA 90245, and XM Satellite Radio Inc. ("XM Radio"), having its principal off ices at 1250 23rd Street, NW, Suite 57, Washington, D.C. 20037.

                                   RECITALS
                                   --------

     WHEREAS, DIRECTV is a leading digital satellite broadcaster and service operator in the United States;

     WHEREAS, XM Radio has developed and/or obtained licenses for the technology and intellectual property rights necessary to provide S-band Satellite Digital Audio Radio Service ("SDARS") in the Territory pursuant to a license from the FCC;

     WHEREAS, concurrently with entering into this Agreement, DIRECTV intends to make a capital investment in XM Radio (the "Original Investment") pursuant to the terms of that certain Investment Agreement (the "Investment Agreement"), dated as of the same date as this Agreement, among XM Radio, DIRECTV and American Mobile Satellite Corporation ("AMSC"); and

     WHEREAS, in connection with entering into the Investment Agreement, the Parties desire to establish a strategic business relationship between the m that will allow both Parties to benefit from the operational arrangements described in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                  COMMITMENTS
                                  -----------

The following COMMITMENTS are not assignable to third parties:

     1. XM Radio shall make available to DIRECTV 204.8 kbps of SDARS transmission capacity ("bandwidth") for programming (e.g., talk, music, special events, etc.) reasonably acceptable to XM Radio and provided by DIRECTV. XM Radio shall make such bandwidth available to DIRECTV at the same time as or before it is made available to any other commercial programmer on terms (either

     ***** Certain information on this page has been omitted and filed separately with the Securities and exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     through revenue sharing or on a unit cost basis) no less favorable than those of other similar commercial programmers who provide programming similar to such programming provided by DIRECTV in terms of subject matter, style, content and quality; provided, however, that for the term of this Agreement and any
             -----------------
renewal, extension or amendment hereof, each person making a capital investment in XM Radio pursuant to the Investment Agreement, including DIRECTV, shall be entitled t
o terms no less attractive than a [*****] of revenues (net of agency commissions, sales expenses and license fees where applicable) for content provided by such person to XM Radio. In connection with offering or accepting such terms, neither party shall take into account any of the terms of, or arrangements under, that certain Distribution Agreement by and between XM Radio and OnStar, a division of General Motors Corporation to be signed concurrently with entering into this agreement or other future OEM agreements with major automobile manufacturers. DIRECTV may at its option use all or only a portion of such bandwidth.

               (a) Use of such bandwidth shall be subject to compliance with applicable law, including without limitation, rules and regulations of the FCC ("FCC Rules"). If requested by DIRECTV and permitted under FCC rules, XM will make the programming provided by DIRECTV available to all XM customers.

               (b) DIRECTV agrees to us
e reasonable efforts to give XM at least ninety (90) days' prior notice, but in no case will give less than sixty (60) days prior notice of its intent to utilize any bandwidth allocated to DIRECTV hereunder. Such notice shall set forth the amount of bandwidth to be utilized as well as the proposed use of such bandwidth. Until actually utilized by DIRECTV, XM shall be entitled to use the bandwidth allocated to DIRECTV hereunder.

               (c) To the extent DIRECTV elects to utilize any or all of the bandwidth allocated to it hereunder, DIRECTV, at its expense, shall deliver to a location in the continental United States designated by XM a complete audio signal and/or data transmission, as the case may be, by transmitting such signal and/or data via a mutually acceptable means and in a form that is not encrypted or digitally compressed and that will not require XM to modify the sign al and/or data in order to
          receive or to transmit such signal and/or data over the XM System. XM, at its expense, shall furnish all other facilities necessary for the receipt of DIRECTV's transmission and for the retransmission of such signals and/or data to subscribers authorized to receive such signals and/or data.

     ***** Certain information on this page has been omitted and filed separately with the Securities and exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               (d) DIRECTV agrees that the technical quality of each audio signal and/or data transmission transmitted by DIRECTV to XM shall meet the minimum technology standards established by XM and provided to other similar third party program providers.

               (e) DIRECTV shall not use the bandwidth allocated to it hereunder in a manner that could reasonably be expected to adversely interfere with the XM business(es) or cause XM to be in breach of its existing obligations to oth er third-party content providers.

               (f) DIRECTV shall indemnify and hold harmless XM Indemnitees from and against any and all Loss and Expense (as defined below) arising out of the content of any of DIRECTV's transmissions via such bandwidth or the sale or marketing by DIRECTV of any products or services via such bandwidth.

     2. Within thirty (30) days of the execution of this Agreement, a Technology Advisory Committee (the "Committee") will be formed by XM. The Committee will have no more than five (5) members (or such other number as may be mutually agreed for efficient management of XM technology programs) and at least one DIRECTV representative will serve as a member of the Committee. Appropriate protections will be included to ensure that the recommendations of the Committee and of the DIRECTV representative(s) are accorded significant weight by XM Radio's Board of Directors. The Committee will direct the analysis and selection of appropri ate billing, customer service and conditional access systems for XM, as well as the overall systems integration effort.

     3. Within thirty (30) days of the execution of this Agreement, a Technical Services Agreement between DIRECTV and XM will be executed pursuant to which, among other things, at DIRECTV'S option, up to the equivalent of five full time DIRECTV technical personnel or technical personnel designated by DIRECTV will assist with implementation of customer service, billing and conditional access capabilities at XM Radio, as well as the overall systems integration effort. XM Radio will make every reasonable effort to accommodate the needs of such technical personnel in performing their duties under this Technical Services Agreement, including providing such technical personnel with the same access to technology and facilities and with office space, telephone and computer access and, administrative services reasonably comparable to that which would be provided to employees of XM Radio wit h similar skills and experience. XM Radio will reimburse DIRECTV on a [*****] under this Technical Services Agreement.

     4. To the extent made available by DIRECTV to XM on competitive terms and conditions, XM will as soon as practicable use DIRECTV's billing, customer service and conditional access architecture if technically feasible.

     5. XM Radio will grant DIRECTV access as soon as practicable to XM Radio advertising at the lowest available commercial rates (without taking into account any of the terms of or arrangements under the GM Distribution Agreement or other OEM agreements with major automobile manufacturers). In addition, DIRECTV will as soon as practicable receive access to XM Radio customer lists for direct mail solicitation for the DIRECTV service at no cost for the first 5 years following the commencement of XM Radio's commercial operations and thereafter on commercially reasonable terms. DIRECTV shall not resell such customer lists and shall not use the customer lists for direct mail solicitations or other purposes that could reasonably be expected to compete with o r adversely interfere with the XM business(es) (it being acknowledged by each party that the audio service component of the DIRECTV service does not compete with or adversely interfere with the XM business(es)).

     6. XM Radio agrees that, for the term of this Agreement and any mutually agreed extensions of such term, it will not (a) invest in equity securities (or securities convertible into (i) equity securities or (ii) other securities convertible into equity securities) of any present or future competitor of DIRECTV in the DBS business, such as (a "DBS Competitor"), or (b) enter into marketing, distribution, customer list usage or other similar arrangements with any DBS Competitor or any affiliate of any DBS Competitor. DIRECTV agrees that, for the term of this Agreement and any mutually agreed extensions of such term, it will not (a) invest in equity securities (or securities convertible into (i) equity securities or (ii) other securities convertible into equity securities) of any present or fu ture competitor of XM Radio in the SDARS business (an "SDARS
Competitor"), or (b) enter into marketing, distribution, customer list usage or other similar arrangements with any SDARS Competitor.

     7. XM will make good faith efforts to negotiate DBS broadcast rights for DIRECTV as part of its ongoing programming negotiations. To the extent such DBS broadcast rights are acquired, DIRECTV will be the exclusive DBS distributor under reasonably competitive terms and conditions for any and all related programming; to the extent, after notice to XM, DIRECTV elects not to distribute such programming, XM will be relieved of the programming exclusivity obligations with respect to the programming DIRECTV has elected not to distribute. DIRECTV will continue to have rights to distribute such programming on a non-exclusive basis.

     8. DIRECTV will make good faith efforts to jointly represent XM in obtaining distribution of XM service through DIRECTV's existing retail distribution network.

     9. XM Radio hereby grants to General Motors Corporation (and its affiliates, including but not limited to Hughes Electronics Corporation, DIRECTV and their affiliates) a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured, all technology developed by XM Radio (including patents and patent applications and other related intellectual property) ("XM Technology"), exclusive of technology owned by others; provided,
                                                                      ---------
however, that the foregoing rights to use, sell, m
anufacture and have
-------
manufactured may be used worldwide for any purpose other than any application related to any Digital Audio Radio Service.

                             DESIRED ARRANGEMENTS
                             --------------------

     The following DESIRED ARRANGEMENTS are subject to further good faith negotiation:

     10. An agency agreement to allow DIRECTV to market XM Radio services to DIRECTV subscribers with commercially reasonable Authorized Sales Agent compensation.

     11. Jointly determined advertising barter arrangements to provide access to unused advertising slots (avails) on each other party's satellite distribution systems .

     12. Technology cooperation between XM Radio, DIRECTV and DIRECTV's consumer electronic manufacturers to:

               (a) Include DIRECTV manufacturers in XM Radio's portfolio of authorized manufacturers as permitted by e xisting agreements.

               (b) Integrate XM Radio capability into DIRECTV set-top boxes and systems.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

     13.  Breach or Default.  XM Radio and DIRECTV shall each indemnify, defend
          -----------------
and forever hold harmless the other and the other's affiliated companies and each of the others (and the other's affiliated companies) respective present and former officers, shareholders, directors, employees, partners and agents (such persons, "the Indemnitees", from and against any and all losses, liabilities, claims, costs, damages, expenses, including without limitation, fines, forfeitures, attorneys fees, disbursements and court and/or administrative costs (collectively,

"Loss and Expense"), arising out of the breach of or default under any term,
------------------
  warranty, covenant, representation or other provision contained herein.

     14.  Indemnification Procedures.  Each party seeking indemnity hereunder
          --------------------------
(the "Indemnified Party") shall give prompt written notice to the other party (the "Indemnifying Party") of any circumstances which may give rise to any Loss or Expense as soon as the Indemnified Party knows of such circumstances; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party the Indemnifying Party shall, at its own cost and expense and using counsel acceptable to the Indemnified Party, contest and assume responsibility for the defense of such litigation, provided that the Indemnified Party may, at the Indemnifying Party's own cost and expense, participate in the defense of any such claim, action or suit. The Indemnifying Party shall have the right to control the defense and any settlement of such claim, action or suit. The Indemnifying Party shall pay all expenses and satisfy all judgments, including reasonable attorneys' fees and litigation expenses, which may be incurred by or rendered against the Indemnified Party in connection therewith.

     The indemnification obligations of the parties under the foregoing provisions shall survive the expiration or termination of this Agreement.

     15.  Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
          -----------------------
CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR C
ONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY,
WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL, THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM. IN NO EVENT SHALL ANY PROJECTIONS OR FORECASTS BY EITHER PARTY BE BINDING AS COMMITMENTS OR, IN ANY WAY, PROMISES BY SUCH PARTY, AND ANY FAILURE BY EITHER PARTY TO ACHIEVE ANY MINIMUM NUMBER OF SUBSCRIBERS SHALL NOT CONSTITUTE A BREACH OR OTHER CAUSE OF ACTION OR ENTITLE THE OTHER PARTY TO REMEDIES EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

                                CONFIDENTIALITY
                                ---------------

     16. Each of the parties agrees that, except with respect to certain other persons acknowledging receipt and review of this Agreement, such party and its employees will maintain in confidence all of the information provided to it by the other party which the receiving party knows or reasonably should know is confidential information of the other party (including all of the written data, summarie
s, reports, other proprietary information, trade secrets and information of all kinds, acquired, devised or developed in any manner from the other party's personnel or files or pursuant to this Agreement) (the "Confidential
                                                                ------------
Information"), and such party will not use the Confidential Information of the
-----------
other party, except as required for performance of this Agreement and will not reveal the same to any persons not employed by the other party except: (i) (a) at the written direction of the other party; (b) to the extent necessary to comply with the law (including required filings with the Securities and Exchange Commission) or the valid order of a court of competent jurisdiction or in connection with any arbitration proceeding, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to any of its affiliates, its auditors and its attorneys, if such affiliates, auditors and attorneys agree to be bound by the provisions of this Section; (d) in order to enforce any of its rights pursuant to this Agreement; and (e) to potential investors, insurers and financing entities, if any such person agrees to be bound by the provisions of this Section; or (ii) (a) if, prior to the time of disclosure to the recipient, the Confidential Information is in the public domain, or is otherwise validly known to the recipient, as evidenced by written record or (b) if, after disclosure to the recipient the Confidential Information becomes part of the public domain by written publication through no fault of the recipient. The parties further agree to maintain any oral information which would be Confidential Information if reduced to writing as confidential in accordance with standard industry practice (subject to the foregoing exceptions for Confidential Information). Each party agrees to use the same degree of care to protect the other party's Confidential Information as it uses with its own proprietary information, but in no event with less than reasonable care. Immediately upon the written request of the party providing the other party with Confidential Information (which request the providing party may make, as a specific or general request, in its sole discretion at any time up to one year after the termination or expiration of this Agreement), the receiving party shall provide to the providing party (or destroy if the providing party so requests) all requested Confidential Information provided by the providing party.

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     17.  Power and Authority; No Breach.  Each of the parties represents and
          ------------------------------
warrants that all corporate action on the part of its officers, directors and shareholders necessary for the authorization of this Agreement has been completed and that each party has full power and authority to enter into this Agreement and perform its obligations hereunder and th at its execution of this
Agreement and performance of its obligations hereunder does not and will not violate any law or result in a breach of or default under the terms of any contract or agreement by which such party is bound. The enforcement and enjoyment by either party of its rights and benefits hereunder do not and will not violate, and are not and will not be subject to restraint or curtailment under, the terms of any contract or agreement by which the other party is bound.

     18.    Compliance With Law.  Each party is in compliance with all
            -------------------
applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state municipal or otherwise) arising out of or relating to its obligations under this Agreement and is solely responsible for the compliance with all such laws (including, without limitation, consumer disclosure and privacy laws).

                                  TERMINATION
                                  -----------

     19.  Term.  This Agreement shall remain in effect for as long as (a)
          ----
DIRECTV holds common stock of XM Radio or securities convertible into either (x) common stock of XM Radio or (y) other securities convertible into common stock of XM Radio in such amounts as would provide DIRECTV with holdings in excess of five (5) percent of the fully diluted ownership of XM Radio or (b) DIRECTV continues to hold the full amount of its Original Investment in XM Radio (whether or not converted into shares of Class A Preferred Stock or Class A
Common Stock).

     20.  Termination for Material Default.  Either party may terminate this
          --------------------------------
Agreement immediately in the event that the other party materially defaults in the performance or observance of any material covenant, agreement or condition set forth in this Agreement, which default remains uncured for a period of thirty (30) days from the date that the notifying party provides notice to the defaulting party.

     21.  Termination for Insolvency.  Either party may in its sole discretion
          --------------------------
terminate this Agreement effective immediately upon giving notice to the other party (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of i ts being filed; (ii) upon the other party making an assignment for the benefit of creditors; or (iii) upon the other party's dissolution or liquidation.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     22.  Independent Contractor, No Agents; Relationship; No-Third Party
          ----------------------------------------------------------------
Beneficiaries.  Each party is an independent contractor in performing the
-------------
services described in this Agreement.    Except as otherwise expressly provided
in this Agreement, no party (nor any of its officers, directors, agents or employees) shall act or hold itself out as an agent of the other party hereto. The parties do not intend this Agreement or the relationship hereunder to constitute a joint venture or partnership. The provisions of this Agreement are for the benefit only of the Partie s hereto, and no third party may seek to enforce, or benefit from, these provisions.

     23.  Notices.  All notices and other communications from either party to
          -------
the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party at a location specified in writing by such Party. Until notice in accordance with this Section is given to the contrary, the addresses, phone numbers and facsimile number for purposes of giving notice are as follows:


     XM Radio
     --------

          XM Satellite Radio, Inc.
          1250 23rd Street, NW, Suite 57
          Washington, DC  20037
          Attn:    President & CEO
          Fax:     202-969-7096
          cc:      General Counsel

     DIRECTV
     -------

          DIRECTV, Inc.
          2230 East Imperial Highway
          El Segundo, CA  90245
          Attn:    Senior Vice President, New Ventures
          Fax:     (310) 964-4106
          cc:      Senior Vice President, Business Affairs
                    and General Counsel

     24.  Severability.  Nothing contained in this Agreement shall be construed
          ------------

to require commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any law, such law shall prevail; provided, however, that in such event, the affected provisions of this
         --------  -------
Agreement shall be modified to the minimum extent necessary to permit compliance with such law and all other provisions shall continue in full force and effect.

     25.  Survival of Provisions.  The rights and obligations pursuant to
          ----------------------
Sections 13, 14, 15, 16, 26 and 27 of this Agreement shall survive any expiration or termination of this Agreement. In addition, any obligations which expressly or by their nature are to continue after termination, cancellation or expiration of this Agreement shall survive and remain in effect. All other rights and obligations of DIRECTV and XM Radio under this Agr eement shall cease upon termination.

                      APPLICABLE LAW; DISPUTE RESOLUTION
                      ----------------------------------

     26. This Agreement, and the rights and obligations of the parties hereunder, are subject to all applicable federal, state and local laws, rules and regulations (including without limitation, the Communications Act of 1934, as amended, and the rules and regulations of the FCC) and shall be construed in accordance with and shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     27. In case of any controversy or claim arising out of or related to this Agreement, the parties agree to meet to resolve such dispute in good faith. Should such a resolution not be reached, the parties further agree that the matter shall be settled by arbitration administered by JAMS/Endispute (or such other alternative dispute resolution service provider as may be mutually agreed upon by the parties) in accordance with such entity's expedited arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Washington, D.C. unless another location is agreed upon by the parties.

                                 MODIFICATION
                                 ------------

     28. No amendment of or modification to this Agreement shall be valid unless made in writing and signed by the authorized representative(s) of the parties. As to XM, the authorized representatives means both (a) XM's President or any Vice President and (b) its General Counsel.

                                   HEADINGS
                                   --------

     29. The headings and numbering of paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation hereof.

                               ENTIRE AGREEMENT
                               ----------------

     30. This Agreement, including all appendices hereto, constitutes the entire agreement between the parties hereto and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, and undertakings with respect to the subject matter hereof. All appendices hereto are expressly incorporated herein by reference and made a material part of this Agreement.

                                EFFECTIVE TIME
                                --------------

     31. This agreement shall be effective upon the closing under that certain Exchange Agreement dated as of June 7, 1999 between American Mobile Satellite Corporation, WorldSpace, Inc. and XM Satellite Radio Holdings, Inc.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                              XM SATELLITE RADIO INC.

                              By:  /s/ Hugh Panero
                                   ----------------------------
                                   Hugh Panero

                              Its: President & CEO
                                   ----------------------------


                              DIRECTV

                              By:  /s/ Steven Cox
                                   ----------------------------
                                   Steven Cox

                              Its: Senior Vice President of New
                                   ----------------------------
                                   Ventures
                                   ----------------------------